EXHIBIT 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069

WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

April 24, 2007

Pharmasset, Inc.

303-A College Road East

Princeton, New Jersey 08540

Ladies and Gentlemen:

We have acted as counsel to Pharmasset, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (File No. 333-133907) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value U.S. $0.001 per share (the “Shares”). The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement to be entered into between the Company and the underwriters named in Schedule I thereto (the “Underwriting Agreement”).

In that connection, we have reviewed originals or copies of the following documents:

(a)	The registration statement on Form S-1 (Registration No. 333-133907) filed by the Company under the Securities Act, with the Commission on May 8, 2006, and each amendment thereto (the registration statement, as so amended, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, being hereinafter referred to as the “Registration Statement”).

(b)	The form of Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement.

(c)	The form of the amended and restated certificate of incorporation of the Company, to be filed with the Secretary of the State of Delaware prior to the issuance of the Shares, filed as Exhibit 3.2 to the Registration Statement, and the form of amended and restated by-laws of the Company to become effective prior to the issuance of the Shares, filed as Exhibit 3.4 to the Registration Statement.

(d)	Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below, including resolutions of the Board of Directors of the Company authorizing to the issuance and sale of the Shares.

ABU DHABI | BEIJING | BRUSSELS | DÜSSELDORF | FRANKFURT | HONG KONG | LONDON | MANNHEIM | MENLO PARK

MUNICH | NEW YORK | PARIS | ROME | SAN FRANCISCO | SÃO PAULO | SINGAPORE | TOKYO | TORONTO | WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

In our review, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when the Shares are issued and delivered by the Company to the underwriters against payment of the consideration therefor as set forth in the Underwriting Agreement, the Shares will be duly authorized by the Company, validly issued, fully paid, and nonassessable.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We understand that this opinion letter may be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

DC/RHM/NEJ/MPB/JO

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